UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

DATASCENSION INC.
(Exact name of Registrant as specified in charter)

Nevada	0-29087	87-0374623
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number)	identification)

407 W. Imperial Hwy, Suite H314Brea, CA	92821
(Address of principal executive offices)	(Zip code)

Registrant's Address and Telephone number, including area code: 714-482-9750

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2008, the Company entered into an Account Purchase Agreement (“Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which Wells Fargo has agreed to purchase certain accounts receivable from the Company from time to time, up to $4.5 million, at a price equal to the face value of each such receivable less a discount equal to .5% plus the then existing prime rate, plus three percent plus other fees and charges. Any accounts sold to Wells Fargo for which payment is not received within the proscribed time periods in the Agreement shall be subject to repurchase by the Company. To secure this repurchase and other obligations of the Company thereunder, the Company granted a first lien on all of its assets to Wells Fargo. In connection therewith, the Longview Fund and Alpha Capital Anstalt agreed to subordinate their security interests in the Company’s collateral to the security interests of Wells Fargo.

In connection therewith, on November 7, 2008, the Company paid all of its outstanding obligations under its Credit Agreement with Comerica Bank, which was then terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Datascension, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2008

Datascension, Inc.

/s/ Scott Kincer
Scott Kincer
Chief Executive Officer